SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 7, 2012

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court

Carlsbad, CA 92010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.                                          Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.                                          Other Events.

On August 7, 2012, Isis Pharmaceuticals, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several initial purchasers listed in Schedule I thereto (collectively, the “Initial Purchasers”), relating to the sale by the Company of $175.0 million aggregate principal amount of the Company’s 2 ¾% Convertible Senior Notes due 2019 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the Purchase Agreement, the Company granted the Initial Purchasers a 30-day option to purchase up to an additional $26.25 million aggregate principal amount of 2 ¾% Convertible Senior Notes due 2019 solely to cover over-allotments. On August 7, 2012, the Initial Purchasers exercised their over-allotment option in full.  The Company expects this offering (the “Note Offering”) of an aggregate of $201.25 million principal amount of 2 ¾% Convertible Senior Notes due 2019 (the “Notes”) to close on August 13, 2012, subject to the satisfaction of customary closing conditions.

The Company estimates the net proceeds it will receive from the Note Offering will be approximately $194.8 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. Pursuant to the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including certain liabilities under the Securities Act. Following the Note Offering, the Company intends to use a substantial portion of the net proceeds of the Note Offering to redeem its 2 5/8% Convertible Subordinated Notes due 2027 (the “Existing Convertible Notes”), and the remainder of the proceeds for general corporate and working capital purposes.

The Notes will be general unsecured senior obligations of the Company and will bear interest at a fixed rate of 2 ¾% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2012. The Notes will be convertible under certain circumstances prior to the close of business on the business day immediately preceding July 1, 2019, and will be convertible on or after July 1, 2019 irrespective of these conditions. The Company will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The conversion rate will initially be 60.1368 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $16.63 per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest.

In addition, following certain corporate events that occur prior to the maturity date or the issuance of a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or during the related redemption period in certain circumstances. Subject to certain conditions, the Company may redeem the Notes, in whole or in part, on or after October 5, 2016 at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus $90 per each $1,000 principal amount of Notes being redeemed. If the Company undergoes a fundamental change (as defined in the indenture relating to the Notes), holders may require the Company to purchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date. The Notes will mature on October 1, 2019, unless earlier purchased, redeemed or converted.

For a period of 90 days from August 7, 2012, neither the Company nor any of its directors or executive officers will, without the prior consent of Goldman, Sachs & Co. and J.P. Morgan Securities LLC, subject to limited exceptions (including but not limited to sales under existing Rule 10b5-1 trading plans), contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of any shares of the Company’s common stock, or any securities convertible into, or exercisable or exchangeable for or that represent the right to receive shares of the Company’s common stock, or enter into any swap or other agreement that transfers any of the economic consequences of ownership of the Company’s common stock or any such other securities.

On August 6, 2012, the Company issued a press release titled “Isis Pharmaceuticals Announces Proposed Offering of $175 Million of Convertible Senior Notes” (the “Launch Press Release”) announcing the launch of the Note Offering. A copy of the Launch Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On August 8, 2012, the Company issued another press release titled “Isis Pharmaceuticals Prices Offering of $201.25 Million of 2 ¾% Convertible Senior Notes, Including Exercise in Full of Over-Allotment Option” (the “Pricing Press Release”) announcing the pricing of the Note Offering. A copy of the Pricing Press Release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Launch Press Release dated August 6, 2012.

99.2	Pricing Press Release dated August 8, 2012.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including statements related to the Note Offering and the Company’s intended use of net proceeds of the Note Offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to market and other general economic conditions, whether the Company will be able to satisfy the conditions required to close any sale of the Notes, the fact that the Company’s management will have broad discretion in the use of the proceeds from any sale of the Notes and the Company’s ability to successfully redeem its Existing Convertible Notes. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning the Company’s programs are described in additional detail in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and its most recent quarterly report on Form 10-Q, which are on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: August 8, 2012	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Chief Operating Officer,
Chief Financial Officer and Director

INDEX TO EXHIBITS

99.1	Launch Press Release dated August 6, 2012.

99.2	Pricing Press Release dated August 8, 2012.